[LETTERHEAD]








                                                     December 5, 2005


Old Mutual Advisor Funds
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

                  Re:      Old Mutual Advisor Funds

Dear Ladies and Gentlemen:

         We have acted as counsel to you in connection with (i) the issuance of an unlimited number of Institutional Class shares of beneficial interest, par value $0.001 per share (the "Defensive Fund Shares"), of Old Mutual Analytic Defensive Equity Fund (the "Defensive Fund"), a series portfolio of Old Mutual Advisor Funds (the "Trust"), a statutory trust formed under the Delaware Statutory Trust Act, (ii) the issuance of an unlimited number of Class Z shares of beneficial interest, par value $0.001 per share (the "Asset Allocation Fund Shares"), of each of Old Mutual Asset Allocation Conservative Portfolio, Old Mutual Asset Allocation Balanced Portfolio, Old Mutual Asset Allocation Moderate Growth Portfolio and Old Mutual Asset Allocation Growth Portfolio (the "Asset Allocation Funds"), series portfolios of the Trust, and (iii) the issuance of an unlimited number of Class A, Class C and Institutional Class shares of beneficial interest, par value $0.001 per share (together with the Defensive Fund Shares and the Asset Allocation Fund Shares, the "Shares"), of Old Mutual Copper Rock Emerging Growth Fund, a series portfolio of the Trust (together with the Defensive Fund and Asset Allocation Funds, the "Funds," and each of the Funds, individually, a "Fund"). We understand that you will rely upon our opinion with respect to matters covered in this opinion in giving your opinion in connection with the filing of an amendment to the Registration Statement on Form N-1A (File Nos. 333-116057, 811-21587) (the "Registration Statement"), filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended.

         In connection with our giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the prospectus for each Fund, which is contained in the Registration Statement, substantially in the forms which you have advised us are to be filed (each, a "Prospectus"); (ii) the Agreement and Declaration of Trust of the Trust, as currently in effect (the "Declaration of Trust"); (iii) the By-Laws of the Trust, as currently in effect; (iv) the Certificate of Trust of the Trust, certified by the Secretary of State of the State of Delaware as of May 26, 2004;
(v) a certificate from the Secretary of State of the State of Delaware dated November 30, 2005, certifying that the Trust is in good standing under the laws of the State of Delaware; and (vi) a Certificate of the Secretary of the Trust dated November 28, 2005 with respect to certain resolutions and actions approved by the Board of Trustees of the Trust and the current effectiveness of the Declaration of Trust and By-Laws reviewed by us. We have also considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

         We have also assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us, (iii) that any resolutions and action items provided have been duly adopted by the Trustees,
(iv) that the form of each Prospectus when it becomes effective is substantially the same as the form of each Prospectus as filed; and (v) that the Trust has not been dissolved and no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.

         We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Ballard Spahr Andrews & Ingersoll, LLP, Delaware counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference.

         Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

                  1. The Trust is in good standing under the laws of the State of Delaware; and

                  2. The Shares have been duly authorized for issuance and, when the Shares have been sold, issued and paid for pursuant to the terms, provisions and conditions of the Declaration of Trust and the applicable Prospectus, the Shares will be validly issued, fully paid and non-assessable.

         Both the Delaware Statutory Trust Act and the Declaration of Trust provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Declaration of Trust also provides for indemnification out of property of each Fund for all loss and expense of any shareholder held personally liable for the obligations of that Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

         This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

         Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 10 to the Trust's Registration Statement on Form N-1A.


                                        Very truly yours,



                                        /s/  Kramer Levin Naftalis & Frankel LLP

                                  [LETTERHEAD]










                                                              December 5, 2005


Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY  10036
                  Re:      Old Mutual Advisor Funds

Ladies and Gentlemen:

                  We have acted as counsel to you in connection with (i) the issuance of an unlimited number of Institutional Class shares of beneficial interest, par value $0.001 per share (the "Defensive Fund Shares"), of Old Mutual Analytic Defensive Equity Fund (the "Defensive Fund"), a series portfolio of Old Mutual Advisor Funds (the "Trust"), a statutory trust formed under the Delaware Statutory Trust Act, and (ii) the issuance of an unlimited number of Class Z shares of beneficial interest, par value $0.001 per share (together with the Defensive Fund Shares, the "Shares"), of Old Mutual Copper Rock Emerging Growth Fund, a series portfolio of the Trust (together with the Defensive Fund, the "Funds," and each of the Funds, individually, a "Fund"). We understand that you will rely upon our opinion with respect to matters covered in this opinion in giving your opinion in connection with the filing of Post Effective Amendment No. 10 to the Registration Statement on Form N-1A (File Nos. 333-116057, 811-21587) (the "Registration Statement"), filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended.

                  In connection with our giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
(i) a draft of the prospectus for each Fund, which you have advised us is substantially in the form of prospectus to be filed as part of the Registration Statement (each, a "Prospectus"); (ii) the Agreement and Declaration of Trust of the Trust, as currently in effect (the "Declaration of Trust"); (iii) the By-Laws of the Trust, as currently in effect; (iv) the Certificate of Trust of the Trust, certified by the Secretary of State of the State of Delaware as of December 2, 2005; (v) a certificate from the Secretary of State of the State of Delaware dated December 2, 2005, certifying that the Trust is in good standing under the laws of the State of Delaware; and (vi) a Certificate of the Secretary of the Trust dated December 1, 2005 with respect to certain resolutions and actions approved by the Board of Trustees of the Trust and the current effectiveness of the Declaration of Trust and By-Laws reviewed by us. We have also considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

                  We have also assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us, (iii) that any resolutions and action items provided have been duly adopted by the Trustees,
(iv) that the form of each Prospectus when it becomes effective is substantially the same as the form of each Prospectus as filed; and (v) that the Trust has not been dissolved and no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.

                  Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

                           1. The Trust is in good standing under the laws of the State of Delaware; and

                           2. The Shares have been duly authorized for issuance and, when the Shares have been sold, issued and paid for pursuant to the terms, provisions and conditions of the Declaration of Trust and the applicable Prospectus, the Shares will be validly issued, fully paid and non-assessable.

                  We express no opinion concerning the laws of any jurisdiction other than the Delaware Statutory Trust Act.

                  Both the Delaware Statutory Trust Act and the Declaration of Trust provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Declaration of Trust also provides for indemnification out of property of each Fund for all loss and expense of any shareholder held personally liable for the obligations of that Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

                  We understand that you will rely on this opinion solely in connection with your opinion to be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to such use of this opinion and we also consent to the filing of said opinion with the Securities and Exchange Commission. In so consenting, we do not thereby admit to be within the category of persons whose consent is required under
Section 7 of the 1933 Act, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,



                                    /s/  Ballard Spahr Andrews & Ingersoll, LLP